UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2016

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01   Financial Statements and Exhibits

Exhibit 10.10. Employment Agreement, dated February 26, 2016.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 2, 2016, PDF Solutions Semiconductor Technology Korea Limited (“PDF Korea”), a wholly-owned subsidiary of PDF Solutions, Inc. (the “Company”), entered into an employment agreement with  Kwang-Hyun Kim, Ph.D., Vice President, Business Development, PDF Korea, to continue his existing employment. In accordance with Dr. Kim's offer for employment beginning February 24, 2016, Dr. Kim's annual base salary though May 1, 2017, will be the equivalent of $267,500 (approximately 332,658,547 KRW), paid in Korean Won and reset, as adjusted, if at all, by the Company’s Compensation Committee, at an exchange rate set on May 1st of each subsequent year of his employment. For achievement of performance objectives each year, Dr. Kim shall be eligible for the annual target incentive bonus as determined by the Company's Compensation Committee. A copy of the agreement has been filed as Exhibit 10.10 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.10	Employment Agreement, dated February 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/Gregory Walker
Gregory Walker VP, Finance and CFO (principal financial officer)

Dated:  March 3, 2016